UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2014

QLOGIC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-23298	33-0537669
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26650 Aliso Viejo Parkway, Aliso Viejo, California		92656
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 389-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) Compensatory Arrangements of Certain Officers

As reported below in Item 5.07, on August 25, 2014, QLogic Corporation (“QLogic”) held its annual meeting of stockholders, at which QLogic’s stockholders approved amendments to the QLogic Corporation 2005 Performance Incentive Plan (the “Plan”) to extend the term of the Plan until July 10, 2024, reduce the aggregate share limit by 3,158,270 shares, provide that shares exchanged by a participant or withheld by the Company to satisfy tax withholding obligations related to “full-value awards” (as defined in the Plan) will be available for new awards under the Plan, and extend the Company’s authority to grant awards under the Plan intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the U.S. Internal Revenue Code through the first annual meeting of stockholders that occurs in 2019. The amendments to the Plan (i) were approved by QLogic’s Board of Directors (the “Board”) on July 10, 2014, subject to approval by QLogic’s stockholders at QLogic’s 2014 annual meeting of stockholders, and (ii) became effective with such stockholder approval on August 25, 2014. QLogic’s executive officers are eligible to participate in the Plan.

A copy of the Plan is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

QLogic held its annual meeting of stockholders (the “Annual Meeting”) on August 25, 2014 in Aliso Viejo, California. At the Annual Meeting, QLogic’s stockholders voted upon the following four proposals and cast their votes as described below.

Proposal 1

QLogic’s stockholders elected the seven individuals listed below to the Board, to serve on the Board until the next annual meeting of stockholders and/or until their successors are duly elected and qualified. Each nominee received affirmative votes from more than a majority of the votes cast.

DIRECTOR	VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
John T. Dickson	66,571,611	2,163,296	88,780	13,252,009
Balakrishnan S. Iyer	54,418,526	14,321,981	83,180	13,252,009
Christine King	65,414,732	3,337,515	71,440	13,252,009
D. Scott Mercer	58,718,249	10,024,552	80,886	13,252,009
Prasad L. Rampalli	66,472,970	2,279,977	70,740	13,252,009
George D. Wells	55,047,677	13,700,735	75,275	13,252,009
William M. Zeitler	65,383,441	3,352,617	87,629	13,252,009

Proposal 2

Proposal 2 was to approve amendments to the QLogic Corporation 2005 Performance Incentive Plan, as amended, as described in Item 5.02 above. This proposal was approved.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
51,186,349	17,533,956	103,382	13,252,009

Proposal 3

Proposal 3 was an advisory vote to approve executive compensation, as described in the proxy materials. This proposal was approved.

VOTES FOR	VOTES AGAINST	ABSTENTIONS	BROKER NON-VOTES
62,002,269	6,358,153	463,265	13,252,009

Proposal 4

Proposal 4 was the ratification of the appointment of KPMG LLP as QLogic’s independent registered public accounting firm for the fiscal year ending March 29, 2015, as described in the proxy materials. This proposal was approved.

VOTES FOR	VOTES AGAINST	ABSTENTIONS
71,338,690	10,463,494	273,512

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	QLogic Corporation 2005 Performance Incentive Plan, Amended and Restated Effective July 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLOGIC CORPORATION

August 29, 2014	/s/ Jean Hu
Jean Hu
Senior Vice President and
Chief Financial Officer